UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2004


                            CROWN ENERGY CORPORATION
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             (Exact name of registrant as specified in its charter)

              Utah                       000-19365             87-0368981
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(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)

                 1710 West 2600 South
                    Woods Cross, UT                           84087
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       (Address of principal executive offices)            (Zip Code)

                                  801-296-0166
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              (Registrant's telephone number, including area code)

                                       n/a
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                      The Proposed Joint Venture Formation

General

         We have signed definitive agreements with Idaho Asphalt Supply's affiliate, Peak Holding, LLC, or Peak Holding, for the formation of a joint venture through which we will continue to participate in the asphalt distribution business. Under our agreements with Peak Holding, we organized a new limited liability company, Peak Asphalt, LLC ("Peak Asphalt") with the following principal terms:

         o We will sell to Peak Asphalt substantially all of our asphalt business, operations and assets, which represent approximately 93% of our total assets as of September 30, 2004, in consideration of:
                  o a promissory note for $7.5 million secured by the assets and business sold to Peak Asphalt, the payment of which will be largely contingent upon Peak Asphalt having earnings sufficient to permit such payment,
                  o assumption of approximately $2.5 million in liabilities relating to the assets transferred, and
                  o        a 49% interest in Peak Asphalt.

         o Peak Holding will own 51% of Peak Asphalt and will designate a majority of its managers.

         Idaho Asphalt Supply, a private, closely-held corporation, advises us that none of its officers, directors or owners, and none of the managers or owners of Peak Asphalt appointed by it, own or have owned any of our common or preferred stock or is or have been at any time our officer, director or other affiliate. Prior to initiating the discussions with Idaho Asphalt Supply that led to the agreements and transactions described below, we had not had any business transactions with Idaho Asphalt Supply for several years.

         This transaction was the result of arm's-length negotiations and has been approved unanimously by our board of directors on the grounds that it is fair to our corporation and our stockholders. We have not obtained any report, opinion or appraisal from any outside party as to whether the terms of the transaction are fair to our corporation or our stockholders.

Formation of New Limited Liability Company

         Peak Asphalt was organized under the laws of the state of Utah. Peak Holding will own 51% and we will own 49% of the membership interests in Peak Asphalt. The members will not be bound by, or personally liable for, the expenses, liabilities, debts or obligations of Peak Asphalt. Peak Asphalt will be managed by a management committee comprised of three persons, two of whom will be designated by Peak Holding and one of whom will be designated by us. The day-to-day operations of the business of Peak Asphalt will be managed by a president and secretary and such other officers as the management committee deems necessary. Peak Holding will appoint the initial president until his or her successor is appointed by the management committee. We will appoint the secretary and his or her successor until such time as the promissory note from Peak Asphalt to us has been paid in full. The person appointed by us as the secretary will be an employee of Peak Asphalt on mutually acceptable terms and will remain as an employee until the promissory note from Peak Asphalt to us has been paid in full. We anticipate that we initially will appoint Jay Mealey, our president, as secretary of Peak Asphalt. After the promissory note from Peak Asphalt to us has been paid, the secretary will be appointed by the management committee.

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

         We do not believe there are any federal or state regulatory requirements that must be complied with or approval that must be obtained in connection with the formation of Peak Asphalt.

Purchase of Assets

         On the date the proposed joint venture formation is closed, but effective as of May 1, 2004, we will sell to Peak Asphalt our asphalt business, operations and assets, including all ownership and leasehold interests in real and tangible personal property, the equipment and fixtures used in our asphalt business, all intangible rights and property relating to the asphalt business, all of our rights under leases, contracts and agreements to which we are a party or by which we benefit that are used in the asphalt business, all of our goodwill and going concern value of our asphalt business, including the rights to any trade names, service marks or copyrights, all of our interest as a member in Cowboy Asphalt Terminal, L.L.C., and all other rights, interests, assets and properties owned by us and used in connection with our asphalt business and operations. Peak Asphalt will purchase only the assets generally set forth above, which represented approximately 93% of our total assets as of September 30, 2004, and will not purchase any of our cash, accounts receivable, other current assets, or any assets owned directly by us (but not including assets owned by our subsidiaries that are related to the asphalt business).

Purchase Price

         In consideration of the rights, interests, assets and properties transferred to Peak Asphalt, Peak Asphalt will issue us a $7.5 million promissory note and will assume certain obligations. The principal terms of the promissory note provide for interest to accrue at 4.0% per annum, with interest only payable quarterly on or before the last day of the month following the calendar quarter, commencing April 2005. The principal balance will be paid in annual installments on January 31 of each year, commencing January 31, 2005, based on earnings before interest, taxes, depreciation and amortization, or EBITDA, less interest accruing on current debt, including Idaho Asphalt's operating line of credit advances to Peak Asphalt, or Adjusted EBITDA. The annual principal payment shall be equivalent to 40% of the Adjusted EBITDA for the preceding year, less the amount of interest payments on the note during such year. If the interest payments on the note during such year exceed 40% of adjusted EBITDA for that year, no principal payment will be required for that year. Notwithstanding the foregoing, for the payment due January 31, 2005, if the Adjusted EBITDA for 2004 is less than zero, no principal payment will be due, and an amount equal to 60% of the Adjusted EBITDA deficit will be subtracted from the principal balance of the note. The principal amount of the note will be increased by the amount of the interest accrued on the 2004 operating line of credit. Any principal amount of the note outstanding on January 31, 2014, will be cancelled.

         The promissory note will be secured by a first priority security interest in all of the assets we convey to Peak Asphalt (subject to any prior third-party liens) pursuant to a security agreement. If Peak Asphalt refinances the existing obligations against the purchased assets (other than the promissory note), our security interest will be subordinated to the liens created by such refinancing. Peak Asphalt will assume our obligations for third-party indebtedness for certain previous facility purchases and improvements, equipment purchases and leases, and similar items, estimated to total approximately $2.5 million, but not assume any prior obligations of or claims against us or to which the purchased assets are subject. Peak Asphalt will use its best efforts to cause us to be released from all liability related to such all assumed obligations. However, we cannot assure that the third-party creditors will release us from the obligations assumed by Peak Asphalt prior to payment or that Peak Asphalt will have the financial resources to pay such third-party indebtedness prior to or at maturity.

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

         The sale to Peak Asphalt will be effective as of May 1, 2004. Therefore, appropriate adjustments will be made to the purchase price to account for the revenues, expenses and payments on the assumed obligations and other items attributable to the purchased assets for the period from May 1, 2004, to the closing date.

Interim Financing for our Asphalt Operations

         In order to provide interim operating capital for operating the asphalt business after May 1, 2004, pending the effective date of our required stockholder approval and formation of Peak Asphalt, Idaho Asphalt Supply advanced a high of approximately $3.5 million during 2004, with a balance outstanding of approximately $3.3 million as of September 30, 2004. These advances to us by Idaho Asphalt Supply are secured by a security interest in all of the asphalt oil, extender oils, chemicals and asphalt modifiers owned by us as of April 30, 2004, inventory we acquired subsequent to May 1, 2004, and our accounts receivable relating to the asphalt business after May 1, 2004. Upon the closing of the asset sale to Peak Asphalt, we will assign the above loan and security documentation to Peak Asphalt, which will assume the obligations thereunder, and Idaho Asphalt Supply will release us from further obligation for repayment of that interim funding.

         Inventory quantities valued at cost, effective as of April 30, 2004, will be verified prior to closing and adjustments will be made to account for any discrepancies in volume, cost or amounts advanced. The amount of any such discrepancy will be paid to either Peak Asphalt or us, as the case may be, by the other party at closing.

Operating Line of Credit

         As described above, Idaho Asphalt Supply provided an operating line of credit for much of our working capital requirements in calendar year 2004, and Peak Holding may elect to continue to do so for Peak Asphalt in future years. The operating line of credit will be secured by and have a first priority in all of Peak Asphalt's inventory, accounts receivable, bank accounts and contracts. In addition, the operating line of credit will be secured by the purchased assets, equipment, real estate and other assets, subject to our prior lien securing Peak Asphalt's $7.5 million promissory note to us. The outstanding balance of the operating line of credit will accrue interest at one percentage point over the prime interest rate. Peak Asphalt will repay the operating line of credit from available cash. Peak Asphalt will maintain sufficient cash reserves in its bank accounts to pay the estimated expenses and inventory purchases for the succeeding 30-day period. Available cash will be used to repay the outstanding balance of the operating line of credit prior to any distributions to Peak Holding and us as members. It is anticipated that the operating line of credit will be provided beginning in 2005 in the amount necessary to fund Peak Asphalt's operations as budgeted each year; however, Peak Holding will have the option not to provide such operating line of credit.

         If Peak Holding does not provide an operating line of credit to Peak Asphalt at any time, Peak Asphalt will seek financing from other sources. If Peak Asphalt is unable to obtain financing from other sources, it may be unable to continue operations or to pay amounts due us under the $7.5 million note issued to us for the purchase of our asphalt assets and operations, in which case we may grant a forbearance, extend payment terms, or seek to negotiate an alternative solution, or, in the alternative, we would be entitled to exercise our remedies under the security agreement and recover possession of our asphalt assets and operations. If we repossess our assets and operations, we would be solely responsible for funding ongoing operations, and in view of our previous experience in seeking external funding, we may be unable to continue.

Conditions to Closing of the Agreement

         1. Our obligations and those of Peak Holding are subject to the satisfaction, at or before closing, of the following conditions:

                  (a) All required third-party consents to the agreement and the transactions contemplated thereby shall have been received.

                  (b) There shall not be any action or threatened action before any court or governmental body to restrain, prohibit, or invalidate the transactions contemplated by the agreement or that, in the judgment of the boards of directors and managers of us or Peak Holding, made in good faith and based on the advice of legal counsel, make it inadvisable to proceed with the transactions contemplated by the agreement.

                  (c) Peak Holding shall have executed, acknowledged, and delivered (i) a certificate, signed by a duly authorized officer of Peak Holding and dated as of the closing date, warranting that all action necessary to approve the transactions contemplated by the June 7, 2004 Memorandum of Understanding (the "Memorandum of Understanding") have been taken and that all actions and undertakings required of Peak Holding thereunder have been completed; (ii) all certificates, opinions, schedules, agreements, resolutions, or other instruments required by the Memorandum of Understanding or the agreement to be so delivered by Peak Holding at or prior to the Closing; and (iii) such other items as may be reasonably requested by us and our legal counsel in order to effectuate or evidence the transactions contemplated by the agreement and/or the Memorandum of Understanding.

                  (d) Peak Asphalt shall have been formed as a limited liability company by filing articles of organization with the Utah Division of Corporations and Commercial Code, and Peak Holding shall have executed, acknowledged, and delivered an operating agreement acceptable to us governing the affairs of Peak Asphalt.

                  (e) We and Peak Holding shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as we may reasonably request.

         2. The obligations of Peak Asphalt under the terms of the agreement are subject to the satisfaction, at or before the closing, of the following conditions:

                  (a) The representations and warranties made by us in the agreement were true when made and shall be true at the closing with the same force and effect as if such representations and warranties were made at and as of the closing.

                  (b) We shall have performed or complied with all covenants and conditions required by the agreement to be performed or complied with by us prior to or at the closing.

                  (c) No litigation, proceeding, investigation or inquiry is pending or, to our best knowledge, threatened that might result in an action to enjoin or prevent the consummation of the transactions contemplated by the agreement or that might result in a material adverse change in our assets, properties or business.

                  (d) We shall have taken all corporate or other action necessary to approve the transactions contemplated by the agreement, including obtaining the requisite approval of our stockholders and the mailing of an information statement to our stockholders.

                  (e) We shall deliver to Peak Asphalt a certificate, signed by our duly authorized officer and dated as of the closing date, warranting that the foregoing have been satisfied and that all documents delivered at closing are accurate and shall provide reasonable proof thereof as reasonably required by Peak Asphalt.

         3. Our obligations under the agreement are subject to the satisfaction, at or before the closing, of the following conditions:

                  (a) The representations and warranties made by Peak Asphalt in the agreement were true when made and shall be true as of the closing date except for changes permitted by the agreement or made in the ordinary course of business.

                  (b) Peak Asphalt shall have performed and complied with all covenants and conditions required by the agreement to be performed or complied with by Peak Asphalt prior to or at the closing.

                  (c) No litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Peak Asphalt, threatened that might result in an action to enjoin or prevent the consummation of the transactions contemplated by the agreement or that might result in any adverse material change in the assets, properties or business operations of Peak Asphalt.

                  (d) Jay Mealey and Peak Asphalt shall have executed an employment agreement.

                  (e) We shall have received a release acceptable to us duly executed by Idaho Asphalt Supply relating to the loan to us from Idaho Asphalt Supply assumed by Peak Asphalt pursuant to the agreement.

                  (f) Peak Asphalt shall deliver to us a certificate, signed by a duly authorized officer of Peak Asphalt and dated as of the closing date, warranting that the foregoing have been satisfied and that all documents delivered at closing are accurate and shall provide reasonable proof thereof as reasonably required by us.

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

    Exhibit
    Number                                    Title of Document                                     Location
---------------    ------------------------------------------------------------------------   ----------------------
                   Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or
   Item 2.         Succession
---------------    ------------------------------------------------------------------------   ----------------------
     2.01          Asset Purchase and Sale Agreement among Peak Asphalt, L.L.C. (Buyer)       This filing.
                   and Crown Energy Corporation, Crown Asphalt Products Company, and
                   Crown Asphalt Distribution L.L.C. (Sellers) dated December 22, 2004, with forms of the following:

                      o    Promissory Note for $7,500,000 from Peak
                           Asphalt, L.L.C.;

                      o    Security Agreement among Peak Asphalt,
                           L.L.C. (Buyer) and Crown Energy Corporation,
                           Crown Asphalt Products Company, and Crown
                           Asphalt Distribution L.L.C. (Sellers)
                           effective May 1, 2004;

                      o    Employment Agreement between Peak Asphalt,
                           L.L.C. and Jay Mealey; and

                      o    Operating Agreement of Peak Asphalt, L.L.C.

     2.02          Operating Agreement of Peak Asphalt, L.L.C.                                This fliing.

                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CROWN ENERGY CORPORATION


Date: January 19, 2005                          By /s/ Jay Mealey
                                                   -----------------------------
                                                   Jay Mealey
                                                   Its Chief Executive Officer

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